As filed with the Securities and Exchange Commission on August 10, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magnolia Oil & Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	81-5365682
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1001 Fannin St., Suite 400

Houston, Texas 77002

(713) 842-9050

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher Stavros

Executive Vice President—Chief Financial Officer and Secretary

1001 Fannin St., Suite 400

Houston, Texas 77002

(713) 842-9050

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Douglas E. McWilliams

Sarah Knight Morgan

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Class A Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Warrants
Depositary Shares(1)
Total	(2)	(2)	$500,000,000	$62,250(2)(3)
Class A Common Stock, par value $0.0001 per share, underlying Existing Warrants	31,666,666(4)	$12.84	$406,599,991	$50,622
Secondary Offering
Private Placement Warrants to purchase Class A Common Stock	10,000,000(6)	—	—	(6)
Class A Common Stock, par value $0.0001 per share	177,480,358(7)	$12.84	$2,278,847,797	$283,717
Total (Primary and Secondary)	—	—	$3,185,447,788	$396,589

(1)

Each depositary share (“Depositary Share”) will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock (“Preferred Stock”) and will be evidenced by a depositary receipt.

(2)

There is being registered hereunder an indeterminate number of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), shares of Preferred Stock, Depositary Shares and warrants for the purchase of Class A Common Stock or Preferred Stock or a combination of the foregoing (“New Warrants”), as may be sold from time to time in such amount as shall result in an aggregate offering price not to exceed $500,000,000.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)

Represents the issuance of up to 31,666,666 shares of Class A Common Stock that may be issued upon exercise of 31,666,666 outstanding warrants, each entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to certain adjustments, at any time commencing upon August 30, 2018 (“Existing Warrants”). The Existing Warrants include 10,000,000 Existing Warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and 21,666,666 Existing Warrants sold as part of the units in our initial public offering.

(5)

Estimated at $12.84 per share, the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on August 9, 2018, solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(6)	Represents 10,000,000 Private Placement Warrants. Pursuant to Rule 457(g), no separate registration fee is required for the Private Placement Warrants.
(7)

Represents the resale of (i) 10,000,000 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants, (ii) 83,540,924 shares of Class A Common Stock currently owned by selling securityholders named herein and (iii) 83,939,434 shares of Class A Common Stock that may be issued upon exchange of units in Magnolia Oil & Gas Parent LLC (“Magnolia LLC Units”) with an equal number of shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 10, 2018

PRELIMINARY PROSPECTUS

Magnolia Oil & Gas Corporation

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

31,666,666 Shares of Class A Common Stock Issuable Upon Existing Warrants

10,000,000 Private Placement Warrants

177,480,358 Shares of Class A Common Stock

This prospectus relates to the issuance by Magnolia Oil & Gas Corporation (formerly known as “TPG Pace Energy Holdings Corp.”) (the “Company,” “we,” “our” or “us”) of (i) shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), shares of preferred stock (“Preferred Stock”), depositary shares (“Depositary Shares”) and warrants for the purchase of Class A Common Stock or Preferred Stock or a combination of the foregoing (“New Warrants”) that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering and (ii) up to 31,666,666 shares of Class A Common Stock that may be issued upon exercise of outstanding warrants, each entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to certain adjustments, at any time commencing upon August 30, 2018 ( “Existing Warrants”). The Existing Warrants include 10,000,000 Existing Warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and 21,666,666 Existing Warrants sold as part of the units in our initial public offering.

This prospectus also relates to the offer and sale by the selling securityholders identified in this prospectus, or their permitted transferees, of:

(i) up to 10,000,000 Private Placement Warrants; and

(ii) up to 177,480,358 shares of Class A Common Stock, including (a) 10,000,000 shares that may be issued upon exercise of Private Placement Warrants by selling securityholders named herein, (b) 83,939,434 shares that may be issued upon exchange of Magnolia LLC Units (as defined herein) with an equal number of shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and (c) 83,540,924 shares currently owned by selling securityholders named herein.

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until August 30, 2018 and they will not be redeemable by the Company so long as they are held by TPG Pace Energy Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Existing Warrants sold as part of the units in our initial public offering.

The securities offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” This prospectus provides you with a general description of these securities and the general manner in which we or the selling securityholders will offer the securities. When securities are offered, we may provide a prospectus supplement, to the extent appropriate, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders. With respect to shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that we and the selling securityholders will offer or sell any of the securities. We and the selling securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and the selling securityholders may sell the securities in the section entitled “Plan of Distribution” beginning on page 17.

Our Class A Common Stock and Existing Warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “MGY” and “MGY.WS,” respectively. The closing price for our Class A Common Stock and Existing Warrants on August 9, 2018, was $12.88 per share and $3.45 per Warrant, as reported on NYSE.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Magnolia Oil & Gas Corporation and our securities. We may use the shelf registration statement to sell shares of Class A Common Stock, shares of Preferred Stock, Depositary Shares and New Warrants and up to an aggregate of 31,666,666 shares of our Class A Common Stock underlying the Existing Warrants and the selling securityholders may use the shelf registration statement to sell up to an aggregate of 10,000,000 Private Placement Warrants and 177,480,358 shares of Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders. With respect to shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. We and the selling securityholders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this prospectus, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, we caution you that the forward-looking statements regarding our business, which are contained in this prospectus, are subject to the following factors:

•	commodity price volatility;

•	capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;

•	hazardous, risky drilling operations, including those associated with the employment of horizontal drilling techniques;

•	risks and restrictions related to our debt agreements and the level of our indebtedness;

•	our reserve quantities and the present value of our reserves;

•	adverse variations from estimates of reserves, production, prices and expenditure requirements and our inability to replace our reserves through exploration and development activities;

•	incorrect estimates associated with the acquisition of assets or other properties we may subsequently acquire and associated costs of such acquired properties;

•	limited control over the day-to-day operations of our assets;

•	our ability to meet our proposed drilling schedule and to successfully drill wells that produce oil, natural gas and natural gas liquids (“NGLs”) in commercially viable quantities;

•	adverse weather and environmental conditions;

•	availability of water for use in operations;

•	geographical concentration of our operations;

•	proximity and capacity of transportation facilities owned by third parties and outside of our control;

•	title defects to our properties and inability to retain our leases;

•	risks relating to managing our growth, particularly in connection with the integration of assets;

•	a decline in oil, natural gas and NGL production and the impact of general economic conditions on the demand for oil, natural gas and NGLs and the availability of capital;

•	our ability to successfully develop our large inventory of undeveloped acreage;

•	unsuccessful drilling and completion activities and the possibility of resulting write-downs;

•	realized oil, natural gas and NGL prices;

•	impact of environmental, health and safety and other governmental regulations and of current or pending legislation;

•	federal and state regulations and laws;

•	effects of competition;

•	our ability to retain key members of our senior management and key technical employees;

•	increases in interest rates;

•	our business strategy;

•	shortages of equipment, supplies, services and qualified personnel and increased costs for such equipment, supplies, services and personnel;

•	changes in technology; and

•	changes in tax laws.

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in our proxy statement filed with the SEC on July 2, 2018 and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein. Should one or more of the risks or uncertainties described in this prospectus made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by reserve engineers. In addition, the results of drilling, completion and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

INFORMATION ABOUT THE COMPANY

Our Company

We were originally formed on February 14, 2017 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving us and one or more businesses. On July 31, 2018, we consummated our initial business combination (the “Business Combination”) for aggregate consideration of approximately $1.2 billion, 31,790,924 shares of Class A Common Stock and 83,939,434 shares of Class B Common Stock (and a corresponding number of units in Magnolia Oil & Gas Parent LLC (“Magnolia LLC” and, such units, “Magnolia LLC Units”)).

In connection with the Business Combination, we issued and sold 35,500,000 shares of Class A Common Stock in a private placement to certain qualified institutional buyers and accredited investors (the “Pipe Investors”) for gross proceeds of $355,000,000 (the “PIPE Investment”). In addition, we issued and sold $400 million aggregate principal amount of our 6.000% Senior Notes due 2026 (the “Notes Offering”). The proceeds of the PIPE Investment and the Notes Offering were used to fund a portion of the cash consideration required to effect the Business Combination.

Following the Business Combination, we changed our name from “TPG Pace Energy Holdings Corp.” to “Magnolia Oil & Gas Corporation” and continued the listing of our Class A Common Stock and our Existing Warrants on the NYSE under the symbols “MGY” and “MGY.WS,” respectively. Prior to the consummation of the Business Combination, our Class A Common Stock and Existing Warrants were listed on the NYSE under the symbols “TPGE” and “TPGE WS,” respectively.

Business Overview

We are an independent oil and natural gas company engaged in the acquisition, development and production of oil, natural gas and NGL reserves, currently focused in the Eagle Ford Shale and Austin Chalk formations in South Texas. Our objective is to maximize returns by generating steady production growth, strong pre-tax margins and significant free cash flow. We intend to generate attractive full-cycle returns on capital. We will strive to maintain a conservative balance sheet and low leverage.

Company Information

Our principal executive offices are located at 1001 Fannin St., Suite 400, Houston, Texas 77002, and our telephone number is (713) 842-9050. Our website is www.magnoliaoilgas.com. The information found on our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of (i) shares of Class A Common Stock, Preferred Stock, Depositary Shares and New Warrants from time to time in such amounts as shall result in an aggregate initial offering price not to exceed $500,000,000 and (ii) up to 31,666,666 shares of Class A Common Stock that may be issued upon exercise of Existing Warrants. The Existing Warrants include 10,000,000 Private Placement Warrants and 21,666,666 Existing Warrants sold as part of the units in our initial public offering. We are also registering the resale by the selling securityholders named in this prospectus or their permitted transferees of (i) up to 177,480,358 shares of Class A Common Stock and (ii) 10,000,000 Private Placement Warrants. Our shares of Class A Common Stock and Existing Warrants are currently listed on NYSE under the symbol “MGY” and “MGY.WS,” respectively. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 7 of this prospectus.

Issuance of Class A Common Stock, Preferred Stock, Depositary Shares and New Warrants

We may offer and sell shares of Class A Common Stock, Preferred Stock, Depositary Shares and New Warrants from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, such that the maximum aggregate offering price does not exceed $500,000,000. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds of such offerings for general corporate purposes. Please read “Use of Proceeds.” As of August 9, 2018, we had 148,540,024 shares of Class A Common Stock, 83,939,434 shares of Class B Common Stock and 31,666,666 Existing Warrants outstanding. The number of shares of Class A Common Stock does not include the 11,800,000 shares of Class A Common Stock available for future issuances under the Magnolia Oil & Gas Long Term Incentive Plan. The number of shares of Class A Common Stock and Existing Warrants outstanding will not be impacted by sales by the selling securityholders named herein.

Issuance of Class A Common Stock Underlying Existing Warrants

Shares of Class A Common Stock to be issued upon exercise of all Existing Warrants	31,666,666 shares of Class A Common Stock.

Shares of Class A Common Stock outstanding prior to exercise of all Existing Warrants	148,540,024 shares of Class A Common Stock.

Shares of Class A Common Stock outstanding assuming exercise of all Existing Warrants	180,206,690 shares of Class Common Stock.

Use of proceeds	We will receive up to an aggregate of approximately $364,166,659 from the exercise of Existing Warrants, assuming the exercise in full of all the Existing Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Existing Warrants for general corporate purposes.

Resale of Class A Common Stock and Private Placement Warrants by Selling Securityholders

Class A Common Stock offered by the selling securityholders	We are registering 177,480,358 shares of Class A Common Stock, which includes 10,000,000 shares of Class A Common Stock that may be issued upon exercise of Private Placement Warrants, 83,540,924 shares of Class A Common Stock currently outstanding and 83,939,434 shares of Class A Common Stock issuable upon exchange of Magnolia LLC Units with an equal number of shares of Class B Common Stock, each to be effected by the selling securityholders named herein.

Private Placement Warrants offered by the selling securityholders	We are registering 10,000,000 Private Placement Warrants to be offered by the selling securityholders named herein. Each Private Placement Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing on August 30, 2018. The Private Placement Warrants will expire on July 31, 2023 (which is five years after the completion of the Business Combination) or earlier upon redemption or liquidation.

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until August 30, 2018 and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Existing Warrants sold as part of the units in our initial public offering. See “Description of Securities—Existing Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders. With respect to shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under the heading “Risk Factors” in our definitive proxy statement filed with the SEC on July 2, 2018 (our “Proxy Statement”), as well as our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders pursuant to this prospectus. With respect to the issuance of shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. We will receive up to an aggregate of approximately $364,166,659 from the exercise of Existing Warrants, assuming the exercise in full of all of the Existing Warrants for cash. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of the Existing Warrants for general corporate purposes, which includes, among other things, the repurchase of outstanding shares of Class A Common Stock.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Prior to July 31, 2018, we were a special purpose acquisition company with no material fixed charges or preferred stock. As such, a calculation of our historical ratio of consolidated earnings to combined fixed charges and preferred stock dividends is not meaningful. Further, because neither we nor the business we acquired in the business combination have had any shares of preferred stock outstanding and because, prior to July 31, 2018, the business we acquired in the business combination had no outstanding indebtedness, a calculation of the historical ratio of consolidated earnings to combined fixed charges and preferred stock dividends of such business would also not be meaningful.

SELLING SECURITYHOLDERS

Beneficial Ownership

Up to 10,000,000 Private Placement Warrants and 177,480,358 shares of our Class A Common Stock may be offered for resale by the selling securityholders under this prospectus, including (i) 115,730,358 shares of Class A Common Stock issued to the selling securityholders as consideration in the Business Combination, including the 83,939,434 shares of Class A Common Stock issuable upon exchange of Magnolia LLC Units and an equal number of shares of Class B Common Stock, (ii) 35,500,000 of Class A Common Stock shares issued in the PIPE Investment and (iii) 16,250,000 shares of Class A Common Stock owned by the Sponsor, and certain other selling securityholders named herein and 10,000,000 shares of Class A Common Stock issuable pursuant to Private Placement Warrants held by Sponsor.

The following table sets forth the number of shares of Class A Common Stock and Private Placement Warrants being offered by the selling securityholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and in our Proxy Statement. The following table also sets forth the number of shares known to us, based upon written representations by the selling securityholders, to be beneficially owned by the selling securityholders as of July 31, 2018, after giving effect to the Business Combination. The selling securityholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares. For purposes of the table below, we assume that all of the shares covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A Common Stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Securityholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Class A Common Stock in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the table are based on 148,540,024 shares of Class A Common Stock and 31,666,666 Existing Warrants outstanding as of July 31, 2018, after giving effect to the Business Combination and the PIPE Investment. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular holder’s Existing Warrants or Class B Common Stock and did not assume exercise of any other holder’s Existing Warrants or conversion of any other holder’s Class B Common Stock.

Name of selling securityholder	Existing Warrants Beneficially Owned Prior to Offering	Existing Warrants Available Pursuant to this Prospectus	Existing Warrants Beneficially Owned After Offering	Percentage of Existing Warrants Beneficially Owned After Offering	Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus(1)		Class A Common Stock Beneficially Owned After Offering	Percentage of Class A Common Stock Beneficially Owned After Offering
EnerVest Energy Institutional Fund XIV-A, L.P.(2)	—	—	—	—	55,357,254	55,357,254		—	—
EnerVest Energy Institutional Fund XIV-WIC, L.P.(3)	—	—	—	—	578,299	578,299		—	—
EnerVest Energy Institutional Fund XIV-2A, L.P.(4)	—	—	—	—	11,014,515	11,014,515		—	—
EnerVest Energy Institutional Fund XIV-3A, L.P.(5)	—	—	—	—	10,805,611	10,805,611		—	—
EnerVest Energy Institutional Fund XIV-C, L.P.(6)	—	—	—	—	31,790,924	31,790,924		—	—
EnerVest Energy Institutional Fund XIV-C-AIV, L.P.(7)	—	—	—	—	6,183,755	6,183,755		—	—
TPG Pace Energy Sponsor, LLC(8)	10,000,000	10,000,000	—	—	26,090,000	26,090,000		—	—
Selected American Shares(9)	—	—	—	—	1,617,443	1,617,443		—	—
Davis Value Portfolio(9)	—	—	—	—	179,804	179,804		—	—
Davis New York Venture Fund(9)	—	—	—	—	8,202,753	8,202,753		—	—
Affiliates of FMR LLC(10)	—	—	—	—	15,100,000	15,100,000		—	—
Certain funds and accounts advised by T. Rowe Price Associates, Inc.(11)	—	—	—	—	1,725,669	285,869	(12)	1,439,800	1.0%
SMALLCAP World Fund, Inc.(13)	—	—	—	—	4,000,000	4,000,000		—	—
Funds managed by Moore Capital Management, LP(14)	833,333	—	833,333	2.6%	4,447,464	1,564,131		2,883,333	1.9%
Janus Henderson Triton Fund(15)	—	—	—	—	7,931,137	1,050,000		6,881,137	4.6%
Healthcare of Ontario Pension Plan Trust Fund	666,667	—	666,667	2.1%	2,555,101	1,000,000		1,555,101	*
Stephen Chazen(16)	42,633	—	42,633	*	1,702,533	1,500,000		202,533	*
Other Stockholders(17)	—	—	—	—	1,160,000	1,160,000		—	—

*	Represents less than 1%.
(1)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares held by the selling securityholder.

(2)

The managing general partner of EnerVest Energy Institutional Fund XIV-A, L.P. is EVFA GP XIV, LLC, a Delaware limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership (“EnerVest”), whose general partner is EnerVest Management GP, L.C., a Texas limited liability company.

James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-A, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-A, L.P. except to the extent of their pecuniary interest therein.
(3)

The general partner of EnerVest Energy Institutional Fund XIV-WIC, L.P. is EnerVest Holding XIV, LLC, a Delaware limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-WIC, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-WIC, L.P. except to the extent of their pecuniary interest therein.

(4)

The managing general partner of EnerVest Energy Institutional Fund XIV-2A, L.P. is EVFA XIV-2A, LLC, a Delaware limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-2A, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-2A, L.P. except to the extent of their pecuniary interest therein.

(5)

The managing general partner of EnerVest Energy Institutional Fund XIV-3A, L.P. is EVFA XIV-3A, LLC, a Delaware limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-3A, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-3A, L.P. except to the extent of their pecuniary interest therein.

(6)

The managing general partner of EnerVest Energy Institutional Fund XIV-C, L.P. is EVFC GP XIV, LLC, a Texas limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-C, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-C, L.P. except to the extent of their pecuniary interest therein.

(7)

The managing general partner of EnerVest Energy Institutional Fund XIV-C-AIV, L.P. is EVFC GP XIV, LLC, a Texas limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-C-AIV, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-C-AIV, L.P. except to the extent of their pecuniary interest therein.

(8)

The managing member of the Sponsor is TPG Pace Governance, LLC, a Cayman Islands limited liability company, whose sole member is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Cayman Islands limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands corporation, whose sole stockholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by the Sponsor. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the Sponsor except to the extent of their pecuniary interest therein. Beneficial ownership of Class A Common Stock includes Private Placement Warrants to purchase 10,000,000 shares of Class A Common Stock exercisable within 60 days of the date hereof.

(9)

Davis Selected Advisers, L.P. (“Davis Advisors”) serves as investment advisor for the accounts. The sole general partner of Davis Advisors is Davis Investments, LLC, (“Davis Investments”) whose sole member is Christopher Davis. Each of Davis Advisors, Davis Investments and Mr. Davis may be deemed to beneficially own the shares severally held by each of the accounts. Davis Advisors, Davis Investments and Mr. Davis each disclaims any beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(10)

Represents 7,115,700 shares held by Fidelity Contrafund: Fidelity Contrafund, 1,195,000 shares held by Fidelity Contrafund Comingled Pool, 154,000 shares held by Fidelity Contrafund: Fidelity Contrafund K6, 357,000 shares held by Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund, 50,000 shares held by Fidelity Contrfafund: Fidelity Advisor Series Opportunistic Insights Fund, 136,000 shares held by Fidelity Insights Investment Trust, 1,300 shares held by Fidelity Contrafund: Fidelity Flex Opportunistic Insights Find, 971,000 shares held by Fidelity Contrafund: Fidelity Advisor New Insights Fund, 1,000,000 shares held by FIDELITY SELECT PORTFOLIOS: Natural Resources Portfolio, 115,000 shares held by Variable Insurance Products Fund III: Balanced Portfolio, 871,000 shares held by Variable Insurance Products Fund II: Contrafund Portfolio, 931,000 shares held by Fidelity Puritan Trust: Fidelity Balanced Fund, 83,000 shares held by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund, 530,000 shares held by FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund, 137,000 shares held by VARIABLE INSURANCE PRODUCTS FUND IV: Energy Portfolio, 424,000 shares held by FIDELITY ADVISOR SERIES VII: Fidelity Advisor Energy Fund, 909,000 shares held by FIDELITY SELECT PORTFOLIOS: Energy Portfolio and 120,000 shares held by Fidelity Select Portfolios: Natural Gas Portfolio.

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of these accounts is 245 Summer Street, Boston, MA 02210. The Fidelity Funds are affiliates of a registered broker-dealer.

(11)

Represents 1,143,543 shares held by T. Rowe Price New Era Fund, Inc., 257,780 shares held by T. Rowe Price Real Assets Fund, Inc., 44,732 shares held by Shriners Hospital for Children, 100,950 shares held by T. Rowe Price Real Assets Trust I, 30,184 shares held by Cystic Fibrosis Foundation and 148,480 shares held by Advanced Series Trust – AST T. Rowe Price Natural Resources Portfolio.

T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or sub-adviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by these funds and accounts. The T. Rowe Price Proxy Committee develops the firm’s positions on all major proxy voting issues, creates guidelines, and oversees the voting process. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. Ultimately, the portfolio managers for each account decide how to vote on the proxy proposals of companies in their portfolios. More information on the T. Rowe Price proxy voting guidelines is available on its website at troweprice.com. The T. Rowe Price portfolio manager of the funds and accounts that hold the securities is Shawn T. Driscoll. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all the shares listed above: however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Investment Services, Inc., or TRPIS, a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family and complements the other services provided to shareholders of the T. Rowe Price funds. TRPIS does not engage in underwriting or market-making activities involving individual securities.

(12)

Represents 188,943 shares held by T. Rowe Price New Era Fund, Inc., 42,980 shares held by T. Rowe Price Real Assets Fund, Inc., 7,332 shares held by Shriners Hospital for Children, 15,950 shares held by T. Rowe Price Real Assets Trust I, 5,784 shares held by Cystic Fibrosis Foundation and 24,880 shares held by Advanced Series Trust – AST T. Rowe Price Natural Resources Portfolio.

(13)

Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc. (“SCWF”). CRMC and/or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of all of the securities held by SCWF; however, each of CRMC and CWI expressly disclaims that it is the beneficial owner of such securities. Julian N. Abdey, Mark E. Denning, Peter Eliot, Brady L. Enright, J. Blair Frank, Bradford F. Freer, Leo Hee, Claudia P. Huntington, Jonathan Knowles, Lawrence Kymisis, Harold H. La, Aidan O’Connell, Andraz Razen and Gregory W. Wendt, as portfolio managers, having voting and investment power over the securities held by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. SCWF may be deemed an affiliate of a broker-dealer. SCWF acquired the shares being registered hereby in the ordinary course of its business.

(14)

Represents (i) 3,730,798 shares held by MMF Moore ET Investments, LP (“MMF Moore ET”), including 666,667 Existing Warrants and 3,064,131 shares of Class A Common Stock, of which 1,564,131 are being registered herein, and (ii) 716,666 shares held by Moore Macro Fund, LP (“MMF”), including 166,6666 Existing Warrants and 550,000 shares of Class A Common Stock. Moore Capital Management, LP, the investment manager of MMF ET and MMF, has voting and investment control of the shares held by MMF Moore ET and MMF. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF Moore ET and MMF. The address of MMF Moore ET, MMF, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(15)

Janus Henderson is an investment company, registered under the Investment Company Act of 1940. Janus Capital Management LLC, as the investment advisor to Janus Henderson, may be deemed to be the beneficial owner of the shares. Jonathan Coleman and Scott Stutzman, as Portfolio Managers of Janus Henderson, may be deemed to have shared beneficial ownership and investment control in the shares. Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of the shares and disclaims any beneficial ownership in the shares. Messrs. Coleman and Stutzman disclaim any beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(16)	Stephen Chazen currently serves as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors.
(17)

Includes approximately 23 other stockholders not otherwise listed above, none of which currently owns more than ..25% of the Company’s Class A Common Stock. Collectively, these stockholders own approximately 0.78% of the Company’s Class A Common Stock, not accounting for Existing Warrants. Several of these stockholders have served in the past as employees of the Company and may be affiliated with the Company as a result of former or current employment and business relationships with TPG Global, LLC, or its affiliates. Two of these stockholders are current employees of the Company. Three of the stockholders currently serve on the board of directors of the Company, and one other stockholder served on the Company’s board from May 2017 to July 2018.

Material Relationships with Selling Securityholders

Agreements Related to the Business Combination

Registration Rights Agreement

In connection with the closing of the Business Combination, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with EnerVest, our Sponsor, and our four independent directors prior to the Business Combination (i.e., Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith) (collectively, the “Holders”). Pursuant to the terms of the Registration Rights Agreement, the Holders are entitled to certain registration rights with respect to all or any portion of the shares of Class A Common Stock they hold as of the closing of the Business Combination and that they may acquire thereafter including upon conversion, exchange or redemption of any security therefore. In addition, the Holders agreed not to sell, transfer or otherwise dispose of any our securities for a period of six months from the closing of the Business Combination and, for as long as the Registration Rights Agreement remains in effect, if such sale, transfer or distribution would constitute or result in a “change of control” under any of our debt facilities in place at the time of the closing of the Business Combination.

Stockholder Agreement

In connection with the closing of the Business Combination, the Company entered into a stockholder agreement (the “Stockholder Agreement”), with our Sponsor and certain funds affiliated with EnerVest. Under the Stockholder Agreement, EnerVest is entitled to nominate two directors, one of whom shall be independent under the rules of the NYSE, the Exchange Act and the Sarbanes-Oxley Act of 2002, for appointment to the Board so long as they collectively own at least 15% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into common stock, and on a combined basis) and one director so long as they own at least 2% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into common stock, and on a combined basis). Sponsor is entitled to nominate two directors for appointment to the Board so long as it owns at least 60% of the voting common stock that it owns at the time of the closing of the Business Combination (including any shares of common stock issuable upon the exercise of any Private Placement Warrants (as defined herein) held by Sponsor), and one director so long as it owns at least 25% of the voting common stock that it owns at the time of the closing of the Business Combination (including any shares of common stock issuable upon the exercise of any Private Placement Warrants held by Sponsor). EnerVest and Sponsor are each entitled to appoint one director to each committee of the Board (subject to applicable law and stock exchange rules). Each of Sponsor and EnerVest have agreed to vote all of their shares of voting common stock in favor of the directors nominated by the other party in accordance with the Stockholder Agreement and any other nominees nominated by the Nominating and Corporate Governance Committee of the Board. For so long as EnerVest or Sponsor, as applicable, has the right to nominate two directors to the Board, EnerVest or Sponsor, as applicable, will be subject to a customary “standstill.” The Stockholder Agreement also includes customary restrictions on the transfer of shares to certain persons acquiring beneficial ownership in excess of certain stated thresholds. The Stockholder Agreement will terminate as to each stockholder upon the time at which such stockholder or any of its affiliates no longer has the right to designate an individual for nomination to the Board under the agreement and will automatically terminate in its entirety on December 31, 2022.

Subscription Agreements

In connection with its entry into the Business Combination, the Company entered into the Subscription Agreements (the “Subscription Agreements”), each dated as of March 20, 2018 with the PIPE Investors, pursuant to which, among other things, the Company issued and sold in a private placement an aggregate of 35,500,000 shares of the Class A Common Stock for aggregate gross proceeds of $355,000,000. Pursuant to the Subscription Agreements, the PIPE Investors are entitled to certain registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth therein.

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

At the closing of the Business Combination, Magnolia LLC and certain funds affiliated with EnerVest party thereto (the “EnerVest Members”) entered into Magnolia LLC’s amended and restated limited liability company agreement (the “Magnolia LLC Agreement”), which sets forth, among other things, the rights and obligations of the holders of Magnolia LLC Units. Under the Magnolia LLC Agreement, the Company became the sole managing member of Magnolia LLC. Following the closing of the Business Combination, we operate our business through Magnolia LLC and its subsidiaries. The operations of Magnolia LLC, and the rights and obligations of the holders of the Magnolia LLC Units, are set forth in the Magnolia LLC Agreement. The Magnolia LLC Agreement, among other things, provides the EnerVest Members, subject to certain conditions, with an exchange right, which entitles the EnerVest Members to exchange, from time to time, all or a portion of its Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for newly issued shares of our Class A Common Stock on a one-for-one basis, or, at Magnolia LLC’s option, an equivalent amount of cash.

Indemnification Agreements

Effective as of the closing date of the Business Combination, we entered into indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Services Agreement

At the closing of the Business Combination, the Company and EnerVest Operating L.L.C., and affiliate of EnerVest (“EVOC”), entered into a Services Agreement (the “Services Agreement”), pursuant to which EVOC, under the direction of the Company’s management, will provide the Company services, including administrative, back office and day-to-day field level services reasonably necessary to operate the business of the Company and its assets, subject to certain exceptions.

As consideration for the services to be provided under the Services Agreement, the Company will pay EVOC a fixed annual services fee of approximately $23.6 million, subject to certain adjustments. In addition, the Company will pay industry standard per well overhead payments to EVOC, the initial annual amount of which is estimated to be approximately $7 million, and will reimburse EVOC for certain costs of the Company incurred by EVOC in performing the services.

The term of the Services Agreement is five years, but the Services Agreement is subject to termination by either party after two years. The parties also have certain early termination rights, including rights of the Company to terminate the Services Agreement in the event of a change of control of EVOC or if certain key persons cease to devote a substantial amount of their time to the performance of the services. In addition, the Company may terminate the agreement after the first anniversary of the Closing if the Board determines by unanimous vote (excluding any member of the board that is an affiliate of EVOC or is appointed by or employed by EVOC or any of its affiliates) makes a good-faith determination that EVOC has failed to satisfactorily perform the services, in which case the Company is required to pay EVOC a lump-sum termination fee of $17.5 million. Following any termination of the Services Agreement, EVOC will provide transition services for a period of nine months, which may be reduced in certain instances, during which period the services fee and other payments described above will continue to be payable.

Warrant Agreement

The Existing Warrants were issued under a warrant agreement, dated May 3, 2017, between Continental Stock Transfer & Trust Company, as warrant agent, and us. For more information regarding the Warrant Agreement, please read “Description of Securities—Existing Warrants.”

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

•	“at the market” or through market makers or into an existing market for the securities.

We and the selling securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us and by the selling securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The selling securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We and the selling securityholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling securityholders. We and the selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling securityholder;

•	the number of securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a selling securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

We and the selling securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Exercise of Existing Warrants

Each Existing Warrant entitles its holder to purchase one share of our Class A Common Stock at an exercise price of $11.50 per share. The Existing Warrants will become exercisable on August 30, 2018 and expire on July 31, 2023 or earlier upon redemption or liquidation. Once the Existing Warrants become exercisable, we may redeem the outstanding Existing Warrants at a price of $0.01 per Existing Warrant, if the last sale price of our Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For additional information with respect to Warrants, please read “Description of Capital Stock—Existing Warrants.”

DESCRIPTION OF SECURITIES

The following summary of certain material provisions of our common stock and Preferred Stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

Our Second Amended and Restated Charter authorizes the issuance of 1,300,000,000 shares of Class A Common Stock, 225,000,000 shares of Class B Common Stock, 20,000,000 shares of Class F Common Stock, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. As of July 31, 2018, after giving effect to the Business Combination and the PIPE Investment, there were 148,540,024 shares of Class A Common Stock outstanding, held of record by 58 holders of Class A Common Stock, 83,939,434 shares of Class B Common Stock outstanding, held of record by five holders of Class B Common Stock, and two holders of record of Existing Warrants.

Common Stock

Class A Common Stock

Please see our registration statement on Form 8-A (File No. 001-38083) filed on May 3, 2017 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our Class A Common Stock.

Class B Common Stock

Holders of Class B Common Stock, par value of $0.0001 per share, vote together as a single class with holders of Class A Common Stock on all matters properly submitted to a vote of the stockholders. Dividends and other distributions will not be declared or paid on Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on Class B Common Stock that are payable in shares of Class B Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock, the dividends payable to the holders of Class B Common Stock will be paid only in shares of Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock), and such dividends will be paid in the same number of shares (or fraction thereof) on a per share basis of the Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class B Common Stock). Holders of Class B Common Stock are not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

The holders of Class B Common Stock generally have the right to cause Magnolia LLC to redeem all or a portion of their Magnolia LLC Units in exchange for shares of Class A Common Stock or, at Magnolia LLC’s option, a cash payment equal to the product of (A) the number of shares of Class A Common stock that would have been received in the redemption if the cash payment election had not been made and (B) the average of the volume-weighted closing price of one share of Class A Common Stock for the 10 trading days prior to the date the EnerVest Members deliver a notice of redemption for each Magnolia LLC Unit redeemed. Upon the future redemption or exchange of Magnolia LLC Units held by any holder of Class B Common Stock, a corresponding number of shares of Class B Common Stock held by such holder of Class B Common Stock will be cancelled.

Holders of our Class B Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class B Common Stock.

Preferred Stock

The Second Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no Preferred Stock outstanding at the date hereof. You should refer to the prospectus supplement relating to a particular issue of the Preferred Stock for the terms and information related to such shares.

New Warrants

We may issue New Warrants for the purchase of our Class A Common Stock, Preferred Stock or any combination of the foregoing securities. New Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of New Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of New Warrants. The warrant agent will act solely as our agent in connection with the New Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of the New Warrants or beneficial owners of the New Warrants. The following summary of certain provisions of the New Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of the New Warrants for the terms of and information relating to the New Warrants, including, where applicable:

(1) the number of securities purchasable upon exercise of the New Warrants and the price at which such securities may be purchased upon exercise of the New Warrants;

(2) the date on which the right to exercise the New Warrants commences and the date on which such right expires (the “ New Warrant Expiration Date”);

(3) the United States federal income tax consequences applicable to the New Warrants;

(4) the amount of the New Warrants outstanding as of the most recent practicable date; and

(5) any other terms of the New Warrants.

New Warrants will be offered and exercisable for United States dollars only. New Warrants will be issued in registered form only. Each New Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the New Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the New Warrant Expiration Date (or such later date to which we may extend such New Warrant Expiration Date), unexercised New Warrants will become void. The place or places where, and the manner in which, New Warrants may be exercised will be specified in the prospectus supplement relating to such New Warrants.

Prior to the exercise of any New Warrants, holders of the New Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the New Warrants, or to exercise any applicable right to vote.

Existing Warrants

The Existing Warrants include 10,000,000 Existing Warrants issued in a private placement in connection with our initial public offering, referred to in this prospectus as the Private Placement Warrants, and 21,666,666 Existing Warrants sold as part of the units in our initial public offering.

Public Stockholders’ Warrants

Each whole Existing Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to certain adjustments, at any time commencing on August 30, 2018. Existing Warrants must be exercised for a whole share. The Existing Warrants will expire on July 31, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are obligated to deliver any shares of Class A Common Stock pursuant to the exercise of an Existing Warrant and have no obligation to settle such warrant exercise unless this registration statement with respect to the shares of Class A Common Stock underlying the Existing Warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of our obligations described below with respect to registration. No Existing Warrant will be exercisable for cash or on a cashless basis and we are not be obligated to issue any shares to holders seeking to exercise their Existing Warrants unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Existing Warrant, the holder of such Existing Warrant will not be entitled to exercise such Existing Warrant and such Existing Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Existing Warrant.

We agreed to use our best efforts to file with the SEC this registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the Existing Warrants in accordance with the provisions of the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company (the “Warrant Agreement”). Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of an Existing Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their Existing Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Subject to the restrictions on the Private Placement Warrants described below, once the Existing Warrants become exercisable, we may redeem the Existing Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Existing Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the Existing Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As described further below under “Description of Capital Stock—Existing Warrants— Private Placement Warrants”, the Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Existing Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Existing Warrants, each warrant holder will be entitled to exercise his, her, or its Existing Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Existing Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Existing Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Existing Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Existing Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its Existing Warrants. If our management takes advantage of this option, all holders of Existing Warrants would pay the exercise price by surrendering their Existing Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Existing Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Existing Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Existing Warrants. If out management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Existing Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option to us if it does not need the cash from the exercise of the Existing Warrants. If we call the Existing Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Existing Warrants on a cashless basis, as described in more detail below.

A holder of an Existing Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Existing Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Existing Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Existing Warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the Existing Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Existing Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Existing Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Existing Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Existing Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Existing Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Existing Warrants would have received if such holder had exercised their Existing Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Existing Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A

Common Stock, the holder of an Existing Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Existing Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Existing Warrant properly exercises the Existing Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Existing Warrant.

The public warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Existing Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The Existing Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Existing Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Existing Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Existing Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until August 30, 2018 and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Existing Warrants sold as part of the units in our initial public offering. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Existing Warrants included in the units sold in our initial public offering.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise prices of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Existing Warrants and sell the shares of Class A Common Stock issuable upon exercise of the Existing Warrants freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

The Private Placement Warrants and any shares of Class A Common Stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the Letter Agreement. Those lock-up provisions provide that such securities are not transferable, assignable or salable until August 30, 2018, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the state of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between the Company and the Sponsor and have the terms set forth in the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Depositary Shares

We may offer Depositary Shares (either separately or together with other securities) representing fractional interests in our Preferred Stock of any series. In connection with the issuance of any Depositary Shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the Preferred Stock related to the Depositary Shares, we will deposit the Preferred Stock with the relevant Preferred Stock depositary and will cause the Preferred Stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

Certain Anti-Takeover Provisions of Delaware Law

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

The Second Amended and Restated Charter provides that prior to the first date on which investment funds affiliated with EnerVest or TPG Capital, L.P. and their respective successors and affiliates cease collectively to beneficially own (directly or indirectly) more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by our stockholders that is approved in advance by our board of directors may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Exclusive Forum

The Second Amended and Restated Charter provides that a stockholder bringing a claim subject to the proposed Article X of the Second Amended and Restated Charter will be required to bring that claim in the Court of Chancery, subject to the Court of Chancery having personal jurisdiction over the defendants.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the filing of our Current Report on Form 8-K, filed with the SEC on August 6, 2018, reflecting our status as an entity that is not a shell company.

As of the date of this prospectus, we had 148,540,024 shares of Class A Common Stock outstanding, which gives effect to the shares that we redeemed in connection with seeking shareholder approval of the Business Combination and the shares of Class A Common Stock that we issued in connection with the closing of the Business Combination. Of these shares, 64,999,100 shares sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 83,540,924 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this prospectus, there are a total of 31,666,666 Existing Warrants to purchase shares of our Class A Common Stock outstanding including 10,000,000 Private Placement Warrants and 21,666,666 Existing Warrants sold as part of our initial public offering. Each Existing Warrant is exercisable for one share of Class A Common Stock.

Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock and warrant agent for our Existing Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS

Vinson & Elkins, L.L.P., Houston, Texas, will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of TPG Pace Energy Holdings Corp. as of December 31, 2017 and for the period from February 14, 2017 (inception) to December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018 and upon the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Karnes County Business for the years ended December 31, 2017 and 2016 and the period from September 30, 2015 (date of inception) to December 31, 2015, incorporated by reference in this prospectus from our Proxy Statement filed with the SEC on July 2, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the Alta Mesa Eagle, LLC as of and for the period ended January 1, 2015 to September 30, 2015 have been incorporated by reference herein in reliance upon the report Weaver and Tidwell, L.L.P., independent registered public accounting firm, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue and direct operating expenses of the Giddings Assets for the years ended December 31, 2017, 2016 and 2015, incorporated by reference in this prospectus from our Proxy Statement filed with the SEC on July 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such statements of revenue and direct operating expenses have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and direct operating expenses of the properties located in the Eagle Ford Shale (the “Acquired Properties”) included in our Definitive Proxy Statement dated July 2, 2018 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to the Company’s basis of presentation described in Note 2) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The historical financial statements of GulfTex Karnes EFS, LP as of and for the period from January 1, 2016 to April 27, 2016 and as of and for the year ended December 31, 2015 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The historical financial statements of GulfTex Energy III, LP as of and for the period from January 1, 2016 to April 27, 2016 and as of and for the period ended December 31, 2015 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenue and direct operating expenses of certain assets of GulfTex Energy III, LP and GulfTex Energy IV, LP for the year ended December 31, 2017 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2017 is based on the proved reserve report prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, including the securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.magnoliaoilgas.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling securityholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 2, 2018, as amended or supplemented;

•	our Current Reports on Form 8-K filed on March 20, 2018, July 10, 2018, July 17, 2018 and August 6, 2018 and on Form 8-K/A filed on March 20, 2018 and August 6, 2018; and

•

the description of our Class A Common Stock set forth in our registration statement on Form 8-A filed on May 3, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Magnolia Oil & Gas Corporation

1001 Fannin St., Suite 400

Houston, TX 77002

(713) 842-9050

Magnolia Oil & Gas Corporation

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

31,666,666 Shares of Class A Common Stock Issuable Upon Existing Warrants

10,000,000 Private Placement Warrants

177,480,358 Shares of Class A Common Stock

PROSPECTUS

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the securities being registered hereby.

SEC registration fee		$398,933
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*

Total	$	*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders, however, will bear all commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Second Amended and Restated Charter provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Second Amended and Restated Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is attached to this Registration Statement as Exhibit 10.4. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

2.1*	Contribution and Merger Agreement, dated as of March 20, 2018, by and among TPG Pace Energy Holdings Corp., TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., and EnerVest Energy Institutional Fund XIV-3A, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A (File No. 001-38083) filed with the SEC on March 20, 2018).

2.2*	Amendment No. 1 to the Contribution and Merger Agreement, dated as of May 10, 2018, by and among TPG Pace Energy Holdings Corp., TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., and EnerVest Energy Institutional Fund XIV-3A, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Annex A to the Registrant’s definitive proxy statement filed with the SEC on July 2, 2018).

2.3*	Amendment No. 2 to Contribution and Merger Agreement, dated as of June 27, 2018, by and among TPG Pace Energy Holdings Corp., TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., and EnerVest Energy Institutional Fund XIV-3A, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Annex A to the Registrant’s definitive proxy statement filed with the SEC on July 2, 2018)..

2.4*	Purchase and Sale Agreement, dated as of March 20, 2018, by and among TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XI-A, L.P., EnerVest Energy Institutional Fund XI-WI, L.P., EnerVest Holding, L.P., and EnerVest Wachovia Co-Investment Partnership, L.P. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K/A (File No. 001-38083) filed with the SEC on March 20, 2018).

2.5*	Membership Interest Purchase Agreement, dated as of March 20, 2018, by and among TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K/A (File No. 001-38083) filed with the SEC on March 20, 2018).

3.1	Second Amended and Restated Certificate of Incorporation of Magnolia Oil & Gas Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed by with the SEC on April 17, 2017 (File No. 333-217338))

4.1	Indenture, dated as of July 31, 2018, by and among Magnolia Oil & Gas Operating LLC, Magnolia Oil & Gas Finance Corp. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

4.2	Registration Rights Agreement, dated as of July 31, 2018, by and among Magnolia Oil & Gas Corporation, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A,L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-C, L.P., TPG Pace Energy Sponsor, LLC, Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

Exhibit Number	Description

4.3	Stockholder Agreement, dated as of July 31, 2018, by and among Magnolia Oil & Gas Corporation, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A,L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-C, L.P. and TPG Pace Energy Sponsor, LLC (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

4.4	Warrant Agreement, dated May 4, 2017, between TPG Pace Energy Holdings Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on May 10, 2017) (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

4.5**	Form of Deposit Agreement, including form of Depositary Receipt.

4.6**	Form of Common Stock Warrant Agreement.

4.7**	Form of Preferred Stock Warrant Agreement.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Credit Agreement, dated as of July 31, 2018, by and among, Magnolia Oil & Gas Intermediate LLC (f/k/a TPG Pace Energy Intermediate LLC), Magnolia Oil & Gas Operating LLC, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, as the swingline lender and an issuing bank and each other issuing bank from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.2	Amended and Restated Limited Liability Company Agreement of Magnolia Oil & Gas Parent LLC, dated as of July 31, 2018. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.3	Non-Competition Agreement, by and between Magnolia Oil & Gas Corporation and EnerVest, Ltd., dated as of July 31, 2018. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.4	Form of Indemnification Agreement. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.5	Services Agreement, by and between Magnolia Oil & Gas Corporation and EnerVest Operating L.L.C., dated as of July 31, 2018. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.6	Magnolia Oil & Gas Corporation Long Term Incentive Plan. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.7	Form of Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan. (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.8	Form of Performance Share Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.9	Form of Non-Employee Director Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

Exhibit Number	Description

10.10	Director Compensation Program. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).

10.11	Private Placement Warrants Purchase Agreement, dated effective as of May 4, 2017, TPG Pace Energy Holdings Corp. and TPG Energy Sponsor, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on May 10, 2017).

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Weaver & Tidwell, L.L.P.

23.5	Consent of PricewaterhouseCoopers LLP.

23.6	Consent of RSM US LLP

23.7	Consent of RSM US LLP

23.8	Consent of RSM US LLP

23.9	Consent of Cawley, Gillespie and Associates, Inc.

23.10	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 herein).

24.1	Power of Attorney (included in the signature page hereto).

99.1	Reserve Report, dated April 5, 2018 (incorporated by reference to Annex L of the Registrant’s definitive proxy statement filed with the SEC on July 2, 2018).

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with the issuance of the securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on August 10, 2018.

Magnolia Oil & Gas Corporation

By:	/s/ Stephen Chazen
Name:	Stephen Chazen
Title:	President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Chazen and Christopher Stavros, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Stephen Chazen Stephen Chazen	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 10, 2018

/s/ Christopher Stavros Christopher Stavros	Executive Vice President – Chief Financial Officer and Secretary (Principal Financial Officer)	August 10, 2018

/s/ Valerie Chase Valerie Chase	Vice President – Chief Accounting Officer and Controller (Principal Accounting Officer)	August 10, 2018

/s/ Arcilia Acosta Arcilia Acosta	Director	August 10, 2018

/s/ Edward Djerejian Edward Djerejian	Director	August 10, 2018

Name	Title	Date

/s/ Michael MacDougall Michael MacDougall	Director	August 10, 2018

/s/ Dan F. Smith Dan F. Smith	Director	August 10, 2018

/s/ James R. Larson James R. Larson	Director	August 10, 2018

/s/ John B. Walker John B. Walker	Director	August 10, 2018

/s/ Angela Busch Angela Busch	Director	August 10, 2018